UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amended

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported):  July 2, 2004

COMMISSION FILE NO.:  000-49724

ATLANTIC SYNERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation

91-2079553

(IRS Employer Identification No.)

14 Wall Street, Suite 1620, New York, New York    10005

(Address of principal executive offices)     (Zip code)

(800) 361-5540

(Issuer Telephone Number)

6 Avenue A

Fort Pierce, Florida 34950

 (Former name and address)

Item 1.

Changes in Control of Registrant

As a result of the acquisition of Acies, Inc., a Nevada corporation (“Acies” or the “Company”), as discussed below under “Item 2. Acquisition or Disposition of Assets,” control of the Registrant shifted to the former shareholders of Acies.  The following three (3) individuals will exercise control over the Registrant:

Name

No. of Shares(1)

Percentage(2)

Oleg Firer

8,896,886

25.2%

Yakov Shimon

8,896,886

25.2%

Miron Guilliadov

8,896,886

25.2%

(1)  Includes 342,188 shares of the Registrant’s common stock owned by GM Merchant Solution, Inc. a New York corporation (“GM-NY”), and 342,188 shares owned by GMS Worldwide, LLC, a New York limited liability company doing business as GM Merchant Solution (“GMS-LLC”).  Messrs. Firer, Shimon and Guilliadov each own one-third of the ownership interest of GM-NY and GMS-NY and are each considered to be the beneficial owners of all 342,188 shares of the Registrant’s common stock owned by each of GM-NY and GMS-NY, respectively, as determined under the rules of the Securities Exchange Commission.  As of the filing of this report on Form 8-K, there were 35,248,750 shares of the Registrant’s common stock outstanding.

(2) The percentage ownership does not include an anticipated cancellation of 4,485,000 shares of the Registrant’s common stock in connection with a planned disposition of the Registrant’s assets.

Item 2.

Acquisition or Disposition of Assets

On July 2, 2004, the Registrant acquired approximately 99.2% of the issued and outstanding common stock of Acies in exchange for approximately 26,150,000 newly issued shares of the Registrant’s common stock (the “Exchange”).  At closing, there were 19,105,000 issued and outstanding shares of common stock of Acies, Inc., as opposed to 19,060,000 shares as set forth in the Exchange Agreement which is attached to this Form 8-K as Exhibit 2.1, due to an amendment to a subscription agreement with one of Acies’ shareholders.  A majority of the shareholders of Acies approved the transaction.

In connection with, and subsequent to, the Exchange, the Registrant anticipates that it will transfer all of its assets held immediately prior to the Exchange, subject to all of the Registrant’s then existing liabilities, to Terence Channon, the Registrant’s former President and Chief Executive Officer, in consideration for Mr. Channon’s cancellation of 4,285,000 shares of the Registrant’s common stock and the cancellation of 200,000 shares of the Registrant’s common stock held by a third party.  Immediately after the issuance of shares to the Acies shareholders and the anticipated cancellations, there will be 30,763,750 shares of the Registrant’s common stock issued and outstanding.

On June 28, 2004, Acies, acquired the cash, accounts receivable, office equipment, furniture, computer hardware and software, and goodwill and other intangible property (including customer lists, leases, and material contracts) of GM-NY and GMS-NY in exchange for 250,000 and 250,000 shares, respectively, of Acies’ common stock.  GM-NY and GMS-NY subsequently exchanged their shares of Acies’ common stock for the Registrant’s common stock.  Messrs. Firer, Shimon and Guilliadov commonly control GM-NY, GMS-NY, Acies and the Registrant.  GM-NY and GMS-NY used the assets acquired by Acies in the business of delivering payment processing solutions for the retail, restaurant, direct marketing, quick service restaurant, hospitality, supermarket, petroleum, financial services and healthcare industries.  Acies intends to continue such use.

The Registrant is a holding company for Acies.  The business operations discussed herein are conducted by Acies and constitute the former payment processing solutions business operated by GM-NY and GMS-NY.

BUSINESS DEVELOPMENT

Acies, Inc. was incorporated in the State of Nevada on April 22, 2004, as GM Merchant Solutions, Inc.  The Company changed its name to Acies, Inc. on June 23, 2004. On June 28, 2004, the Company acquired substantially all of the assets of GM-NY and GMS-NY in exchange for 250,000 and 250,000 shares, respectively, of Acies’ common stock.  On July 2, 2004, the Registrant acquired 99.2% of the issued and outstanding common stock of Acies pursuant to the Exchange, as discussed above.  GM-NY and GMS-NY subsequently exchanged their shares of Acies’ common stock for 342,188 and 342,188 shares, respectively, of the Registrant’s common stock pursuant to the Exchange.

Acies is headquartered on Wall Street in the heart of New York City’s Financial District.  Acies is engaged in the business of delivering payment processing solutions for the retail, restaurant, direct marketing, quick service restaurant, hospitality, supermarket, petroleum, financial services and healthcare industries.  Messrs. Firer, Shimon and Guilliadov have been engaged in this business through GM-NY and/or GMS-LLC since August 2002.

DESCRIPTION OF THE PRINCIPAL PRODUCTS AND SERVICES

Acies is a registered Member Service Provider of JP Morgan Chase Bank.  Acies’ considers itself to be a next generation payment processor and one of the fastest growing innovative providers of payment processing solutions for retail, restaurants, direct marketing, Quick Service Restaurants (QSR), hospitality, supermarket, petroleum, financial services and healthcare industries.

Through its extensive experience in payment processing, infrastructure planning and equipment deployment, Acies provides its merchants and Independent Sales Organizations (“ISOs”) with fast and reliable merchant processing, complex point of sale systems, superior customer support and overall cost savings.  Acies understands both merchant accounts and the credit card industry, and is committed to delivering state-of-the-art transaction processing services to support small to large scale business initiatives of its current and prospective clients.

Acies’ point-of-sale and back-office products and services are specifically designed to help clients expand revenue while reducing costs.  The products and services provide advanced, industry-specific solutions distinguished by speed, security, ease of use and proven reliability.

Acies’ payment processing services enable merchants to accept both traditional card-present, or “swipe” transactions, as well as card-not-present transactions made by Internet or by mail, fax or telephone. Acies’ processing services include acceptance and underwriting of merchants, detection of fraudulent transactions, receipt and settlement of funds and service and support.  Acies outsources some of these services to third parties, including the acceptance and underwriting of merchants and receipt and settlement of funds.  By doing so, Acies intends to maintain an efficient operating structure which allows Acies to easily expand its operations without having to significantly increase fixed costs or undertake the risk associated with acceptance and underwriting of merchant accounts.

Acies derives the majority of its revenues from fee income related to transaction processing, which is primary comprised of a percentage of the dollar amount of each transaction processed, as well as a flat fee per transaction.  In the event that Acies has outsourced any of the services provided in the transaction, Acies remits a portion of the fee income to the third parties that have provided such outsourced services.

Acies has aligned itself with what it believes to be the best of the best in the payment processing industry to create what it calls the Powerhouse Alliance.  The Powerhouse Alliance combines a wide array of payment processing solutions including:

•

Point-of-sale terminal products;

•

Radio Frequency (RF) contactless payment processing;

•

Signature capture;

•

Processing for credit, debit, stored-vale, gift cards, and gas cards;

•

Electronic Benefits Transfer (EBT) transactions;

•

Dynamic Currency Conversion (DCC); and

•

Business-to-Business (B2B), recurring payments, Electronic Check Acceptance (ECA) service, and one-stop e-commerce solutions.

DISTRIBUTION METHODS

Acies has adopted what it believes to be an uncomplicated sales strategy making it easy and quick to ramp up new sales offices.  Acies has implemented a nationwide ISO Program.  Acies markets and sells its services primarily through relationships with ISOs, which the company defines as any non-bank party that sells card-based payment processing services to merchants.  ISOs act as a non-employee, external sales force in communities throughout United States.  Acies also markets services through a limited in-house sales team, which focuses on the niche vertical markets and is compensated in a similar fashion as the ISOs.

Acies provides the same high level of service and support to the ISOs as it does to its merchant customers.  As a result, Acies is able to maintain access to an experienced sales force of sales professionals who market Acies’ services with minimal direct investment by Acies in sales infrastructure and management.  After an ISO refers a merchant to Acies and Acies executes a processing agreement with that merchant, Acies pays the referring ISO a percentage of the revenues generated by that merchant.

Acies’ understanding of the merchant’s needs and unique solutions enables Acies to develop compelling incentives for ISOs to continue to refer newly identified merchants to Acies.  Acies maintains an open dialogue with its ISOs, allowing Acies to quickly address their concerns and any problems facing the merchants that they refer.

Acies believes that through its ISO Program and in-house corporate sales force, Acies can quickly move to dominate what it believes to be an untapped market of multi-lane processing, signature capture, contactless payment processing, dynamic currency conversion and wireless data transfer.

MARKET OVERVIEW

The payment processing industry is an integral part of today’s worldwide financial structure.  The industry is evolving at a quick rate in parallel with increasing technological advances.  The benefits of card-based payments allow merchants to access a broader universe of consumers, enjoy faster settlement times and reduce transaction errors.  By using credit or debit cards, consumers are able to make purchases more conveniently, whether in person, over the Internet, or by mail, fax or telephone, while gaining the benefit of loyalty programs, such as frequent flyer miles or cash back, which are increasingly being offered by credit or debit card issuers.  Consumers are also beginning to use card-based and other electronic payment methods for purchases at an earlier age in life.  Given these advantages of card-based payment systems to both merchants and consumers, favorable demographic trends, and the resulting proliferation of credit and debit card usage, Acies believes businesses will increasingly seek to accept card-based payment systems in order to remain competitive.

The payment processing industry evolves rapidly.  Customer needs change at an alarming pace.  In order to keep up, Acies intends to continue to evolve with the market through research and development, and to provide the necessary technological advances to meet the ever-changing needs of its customers.  Traditional players in the industry must quickly adapt to the changing environment or be left behind by the emerging new generation, of which Acies considers itself a leader.

COMPETITIVE BUSINESS CONDITIONS

Industry Potential

Acies is committed not only to servicing clients’ current processing needs, but also to pioneering new business opportunities that can improve their competitive positions.  Acies is committed to devoting substantial capital resources to the research and development of new technologies that can significantly enhance its service offerings.

According to the Nilson Report (the “Report”), purchase transaction on credit cards totaled 17.54 billion in 2002, up 4.5% over 2001.  These transactions are projected to reach 22.26 billion by 2007.  According to the 2003/2004 Study of Consumer Payment Preferences conducted by the American Bankers Association and Dove Consulting, a Boston-based strategy consulting firm (the “Study”), consumers report that electronic payment methods account for 54% of their purchases in stores, surpassing cash and check usage.  The Study found that cash and checks account for 47% of consumers' in-store purchases which confirms a continuing migration from paper to electronic payments.

Acies believes that cash transactions are quickly becoming obsolete.  Attention to global credit card markets has reached a new all-time high.  Credit card and other new transaction methods show amazing profitability and attractive distribution cost structures.  Acies believes that the growth potential of the payment processing industry presents an opportunity that it should not miss.  The trends around e-commerce have been staggering over the past decade.  At the heart of e-commerce lie credit cards and new innovative payment processing methods.  Even in the recent financially difficult times, many businesses turned to credit cards as a method of streamlining expenses.

Acies competes in an expanding world of debit cards, smart cards, travel cards, and other technologically diverse transaction methods.  Acies believes that pioneering firms in the payment processing industry that offer great service while at the same time utilizing the most current technologies in their systems will realize large profits.  Acies seeks to position itself in the industry as the fastest growing innovative provider of payment processing solutions for retail, restaurants, direct marketing, Quick Service Restaurants (QSR), hospitality, supermarket, petroleum, financial services and healthcare industries, and to take full advantage of the potential earnings in this growing industry.

Customer Service

In efforts to take advantage of the growing payment processing industry, Acies makes customer service a central part of its vision.  Acies believes that a commitment to superior customer service maximizes the value of its products and services.  This unparalleled focus on understanding and servicing the varying needs of its different customers, together with a strong innovative spirit, is the cornerstone of Acies’ business solutions.  Through a combination of strengths, Acies has aligned itself with the best of the best in the payment processing industry to create a Powerhouse Alliance.  By doing so, Acies believes that it can fulfill the needs of its customers through the most efficient means.  Acies’ Powerhouse Alliance combines a wide array of payment processing solutions.  Through allocating the different stages of production in the payment processing industry, Acies believes that it can achieve an efficient distribution of its products while utilizing the most current technologies in the industry, minimizing fixed costs, and maximizing profits.

TARGET MARKETS

Acies provides services to small to medium size merchants in retail, quick serve, restaurant, supermarket, petroleum and hospitality sectors located across the United States.  The small merchants we serve typically process on average $12,000 a month in credit card transactions and have an average transaction value of approximately $45 per transaction.  These merchants have traditionally been underserved by larger payment processors.  As a result, these merchants have historically paid higher transaction fees than larger merchants and have not been provided with solutions that larger merchants are used to receiving.

DEPENDENCE ON ONE OR A FEW CUSTOMERS

Acies is not dependent on any one or a few customers.  None of Acies’ existing customers account for more than 5% of Acies’ revenue.  Acies’ customer base consists of small to mid-size businesses spread throughout various industries.

PATENTS, TRADEMARKS & LICENSES

Acies does not own any patents, trademark, licenses or other intellectual property rights.

NEED FOR GOVERNMENTAL APPROVAL AND THE EFFECTS OF REGULATIONS

Acies’ business is dependent on various credit regulations enforced by numerous state and federal agencies.

RESEARCH & DEVELOPMENT OVER THE PAST TWO YEARS

Acies has not conducted any research and development since its inception on April 22, 2004.  On June 28, 2004, the Company purchased substantially all of the assets of GM-NY and GMS-NY.  Messrs. Firer, Shimon and Guilliadov had been engaged in the payment processing business through GM-NY and/or GMS-LLC since August 2002.  They will continue this business through Acies.  They have spent over $500,000 on research and development activities for the payment processing business during the last two years.

EMPLOYEES

Acies currently has ten (10) full-time employees.  Acies’ employees are not covered by a collective bargaining agreement.

DESCRIPTION OF PROPERTY

The Company currently leases office space in the heart of New York’s Financial District at 14 Wall Street, Suite 1620, New York, NY. The term of the lease for this office space is seven (7) years and ends in July 2011. The Company pays $13,400.42 per month for this office space which is approximately 5,545 square feet.

LEGAL PROCEEDINGS

Acies is not a party to, and its properties are not the subject of, any pending legal proceeding.

RELATED PARTY TRANSACTIONS

Employment Agreements

On July 1, 2004, Acies entered into a three-year employment contract with Oleg Firer to serve as Acies’ Chief Executive Officer.  Under the terms of the contract, Mr. Firer will receive a base salary of $180,000 per year subject to upward or downward adjustments each year after an annual review.  Mr. Firer is also entitled to receive annual performance based bonuses targeted at 30% or greater of his base salary and contingent bonus based on certain performance factors.  In addition, Mr. Firer will receive stock options that vest over a three-year period to purchase 1,845,825 shares of the Registrant’s common stock at an exercise price of $1.00 per share, which stock option obligation the Registrant will assume in connection with closing the Exchange.

On July 1, 2004, Acies entered into a one-year employment contract with Yakov Shimon to serve as Acies’ Vice President, Merchant Operations.  Under the terms of the contract, Mr. Shimon will receive a base salary of $95,000 per year subject to upward or downward adjustments each year after an annual review.  Mr. Shimon is also entitled to receive annual performance based bonuses based on certain performance factors.  In addition, Mr. Shimon will receive stock options that vest over a three-year period to purchase 461,456 shares of the Registrant’s common stock at an exercise price of $1.00 per share, which stock option obligation the Registrant will assume in connection with closing the Exchange.

On July 1, 2004, Acies entered into a one-year employment contract with Miron Guilliadov to serve as Acies’ Vice President, Indirect Sales.  Under the terms of the contract, Mr. Guilliadov will receive a base salary of $95,000 per year subject to upward or downward adjustments each year after an annual review.  Mr. Guilliadov is also entitled to receive annual performance based bonuses based on certain performance factors.  In addition, Mr. Guilliadov will receive stock options that vest over a three-year period to purchase 461,456 shares of the Registrant’s common stock at an exercise price of $1.00 per share, which stock option obligation the Registrant will assume in connection with closing the Exchange.

RISK FACTORS

Risks Related to Our Business

NEED FOR ADDITIONAL FINANCING.  The Registrant will need to raise $7,000,000 of additional financing during the next twelve (12) months to fully implement its business plan and to continue with its current operations.  Prior to the Exchange, Acies obtained $500,000 of financing from seven (7) individuals.  The Registrant intends to raise the additional capital in one or more private placements of its common stock.  The Registrant does not have any commitments or identified sources of additional capital from third parties or from the Registrant’s officers, directors or majority shareholders.  There is no assurance that additional financing will be available on favorable terms, if at all.  If the Registrant is unable to raise such additional financing, it would have a materially adverse effect upon the Registrant’s ability to fully implement its business plan or to continue with its current operations.

DEPENDENCE ON AGREEMENTS WITH CREDIT CARD COMPANIES.  Acies' hardware, software and relationships are capable of operating on an automatic basis as the result of a nationwide credit card system.  By means of telephone lines and computers, this system links credit card companies, issuing banks and credit card processing firms throughout the United States allowing consumers to purchase products and services using credit cards.  Acies presently has agreements with credit card processors which authorize the use of various major credit cards in Acies’ machines.  In order for Acies to continue to have available the services of these credit card processors, Acies is required to meet certain conditions as provided in the agreements.  In the event Acies fails to meet these conditions, the credit card processors may automatically refuse to accept credit cards, in which case Acies' machines would be unable to process transactions.  The inability of Acies’ machines to process credit card transactions would have a material adverse effect on Acies’ business, operating results and financial condition.

DEPENDENCE ON TELECOMMUNICATIONS CARRIERS.  Acies’ processing system relies on its customers’ availability of a telecommunications service provider to transmit data.  Further, if Acies’ business grows, Acies itself will require additional telecommunications services to efficiently conduct its business.  An equipment failure affecting the systems of telecommunications service providers, whether Acies’ or its customers’, or telecommunications service providers’ inability to provide or expand  their current levels of service to Acies, could have a material adverse effect on Acies’ business, operating results and financial condition.

RELIANCE ON KEY MANAGEMENT.  The Registrant’s success depends upon the personal efforts and abilities of Oleg Firer, the Registrant’s and Acies’ Chief Executive Officer, Yakov Shimon, Acies’ Vice President, Merchant Operations, and Miron Guilliadov, Acies’ Vice President, Indirect Sales.  The Registrant’s ability to operate and implement its business plan is heavily dependent on the continued service of Messrs. Firer, Shimon and Guilliadov, and the Registrant’s ability to attract, retain and motivate other qualified personnel, particularly in the areas of sales, marketing and management for Acies.  The Registrant faces aggressive and continued competition for such personnel.  The Registrant cannot be certain that it will be able to attract, retain and motivate such personnel.  The loss of Mr. Firer, Mr. Shimon or Mr. Guilliadov or the Registrant’s inability to hire, retain and motivate qualified sales, marketing and management personnel for Acies would have a material adverse effect on the Registrant’s business and operations.

BECAUSE MESSRS. FIRER, SHIMON AND GUILLIADOV BENEFICIALLY OWN AN AGGREGATE 75.6% OF THE REGISTRANT’S OUTSTANDING COMMON STOCK, THEY WILL EXERCISE CONTROL OVER CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.  Oleg Firer, a Director of the Registrant and the Registrant’s President, Chief Executive Officer, Secretary and Treasurer, Yakov Shimon, Acies’ Vice President, Merchant Operations, and Miron Guilliadov, Acies’ Vice President, Indirect Sales, each beneficially own 25.2% (or an aggregate 75.6%) of the issued and outstanding shares of the Registrant’s common stock.  Accordingly, they will exercise control in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Messrs. Firer, Shimon and Guilliadov may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FUTURE GOVERNMENT REGULATION OF THE INTERNET.  Acies and its customers may be dependent upon the Internet regarding certain aspects of its business operations and Acies’ customers’ ability to perform electronic transactions over the Internet.  The United States Federal Communications Commission (the “FCC”) does not currently regulate companies that provide services over the Internet as it does common carriers or telecommunications service providers.  Notwithstanding the current state of the rules, the FCC's potential jurisdiction over the Internet is broad because the Internet relies on wire and radio communications facilities and services over which the FCC has long-standing authority.  Compliance with future government regulation of the Internet could result in increased costs to Acies that would have a material adverse effect on Acies’ business, operating results and financial condition.

POTENTIAL LIABILITY FOR INFORMATION POSTED ON THE CORPORATE WEBSITE.  The legal obligations and potential liability of companies which provide information by means of the Internet are not well defined and are evolving.  Any liability of Acies resulting from information posted on, or disseminated through, its corporate website could have a material adverse effect on its business, operating results and financial condition.

Risks Related to Our Common Stock

IF THERE'S A MARKET FOR OUR COMMON STOCK, OUR STOCK PRICE MAY BE VOLATILE.  If there's a market for our common stock, we anticipate that such market would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)

actual or anticipated variations in our results of operations;

(2)

our ability or inability to generate new revenues;

(3)

increased competition; and

(4)

conditions and trends in the payment processing industry.

Further, because our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Item 5.

Other Events

On July 1, 2004, the Registrant amended its articles of incorporation.  The affect of the amendment was to increase the number of shares of common stock that the Registrant is authorized to issue from 20,000,000 shares of common stock to 50,000,000 shares of common stock, to reauthorize $.001 par value per share of common stock, to reauthorize 5,000,000 shares of preferred stock, and to reauthorize $.001 par value per share of preferred stock.

On July 1, 2004, Stephen A. Day resigned as a Director of the Registrant.  On July 2, 2004, the Registrant’s Board of Directors appointed Oleg Firer as a Director to fill the vacancy created thereon due to Mr. Day’s resignation.  Also on July 2, 2004, Terence Channon resigned as the Registrant’s President, Chief Executive Officer, Treasurer and Chief Financial Officer of the Registrant and John Willbur resigned as Secretary.  On that same day, the Registrant’s Board of Directors appointed Oleg Firer as the President, Chief Executive Officer, Secretary, Treasurer and Chief Financial Officer of the Registrant.

Item 7.

Financial Statements and Exhibits

Financial statements for Acies, Inc.

(a)

Financial Statements of Business Acquired To Be Provided

(b)

Pro Forma Financial Information To Be provided

(a)

Exhibits:

2.1*  Exchange Agreement

3.1*  Certificate of Amendment to Articles of Incorporation

*  Filed herein

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Atlantic Synergy, Inc.

July 8, 2004

/s/ Oleg Firer

Oleg Firer

Chief Executive Officer